                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                         NEW ENGLAND ACQUISITIONS, INC.
                 (Name of small business Issuer in its charter)

            Florida                                  6799                                 65-1102237
(State or other jurisdiction of          (Primary Standard Industrial                  (I.R.S. Employer
       incorporation or                  Classification Code Number)                 Identification No.)
         organization)

                                  5 Ridge Road
                                Cos Cob, CT 06807
                                  203-622-1848

          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)


                                   Gary Cella
                                  5 Ridge Road
                                Cos Cob, CT 06807
                                  203-622-1848
            (Name, Address and Telephone Number of Agent for Service)


                                   Copies to:
                            Jonathan B. Reisman, Esq.
                           Reisman & Associates, P.A.
                             5100 Town Center Circle
                            Boca Raton, Florida 33486

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE


         Title of each                  Amount to be             Proposed            Proposed             Amount of
      class of securities                registered              maximum             maximum             registration
             to be                                               offering            aggregate               fee
          registered                                            price per         offering price
                                                                  Share
===============================  ==========================  ================  =====================  ==================
Common Stock,                          15,000 shares              $2.00               $30,000               $7.50
$.00001 par value
-------------------------------  --------------------------  ----------------  ---------------------  ------------------
Common Stock,                          200,000 shares             $2.00              $400,000              $100.00
$.00001 par value (1)
===============================  ==========================  ================  =====================  ==================

(1)      To be offered by the selling stockholders.


                                   ----------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 30, 2001


                                   PROSPECTUS
                         NEW ENGLAND ACQUISITIONS, INC.

                          15,000 shares of Common Stock
                                 $2.00 per share

                                  PER                       TOTAL
                                 SHARE
                                                 MINIMUM                MAXIMUM

Initial Offering Price           $2.00           $15,000                $30,000
to Public
Commissions                       -0-              -0-                    -0-
Proceeds to New                  $2.00           $15,000                $30,000
England
Acquisitions

There has never been a public market for our common stock and we have arbitrarily determined the offering price.

We are a blank check company because we are a development stage company whose business plan is to engage in a merger or acquisition with an unidentified entity or person. Consequently, this offering is subject to the provisions of Rule 419 under the Securities Act of 1933.


We are offering the shares on a best efforts basis through our President who will not be compensated for offering the shares. Unless we receive paid subscriptions for at least 7,500 shares by September 30, 2001, no shares will be sold and all proceeds will be returned to subscribers, without interest. If we sell at least 7,500 shares by that date, we may extend our offering until the earlier of June 30, 2002 or the time that all 15,000 shares are sold. We will promptly deposit in an escrow account the proceeds we receive and any shares issued in connection with the offering.



In addition to the 15,000 shares that we are offering, we are registering 200,000 shares of our common stock, all of which may be offered and sold from time to time by selling stockholders. We will not receive proceeds from the shares sold by the selling stockholders. The selling stockholders may sell their shares in one or more transactions on the over-the-counter market, in negotiated transactions, or through a combination of those methods of distribution, at an initial public offering price of $2.00 per share. The selling stockholders intend to begin their offering shortly after funds are released to us from the escrow account and to end their offering within six months after it begins.



AN INVESTMENT IN THE SHARES INVOLVES SUBSTANTIAL RISKS AND IS HIGHLY SPECULATIVE. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is        , 2001

IN MAKING A DECISION WHETHER TO BUY OUR COMMON STOCK, YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY DIFFERENT OR OTHER INFORMATION. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS PROSPECTUS.

                               PROSPECTUS SUMMARY


You should read the entire prospectus carefully before making an investment decision. In this prospectus, references to "we," "us" and "our" refer to New England Acquisitions, Inc.


OUR PROPOSED BUSINESS

         We intend to acquire a business which we have not yet identified. We cannot assure you that we will be successful in making any acquisition.

CORPORATE INFORMATION

         We are a Florida corporation formed on April 18, 2001. Our executive offices are located at 5 Ridge Road, Cos Cob, CT 06807 and our telephone number is 203-622-1848.

OUR OFFERING


Common stock offered by us         15,000 shares. The minimum purchase is 100
                                   shares.



Public offering price of shares    $2.00 per share.
  being offered by us


Offering Period                    Unless we receive paid subscriptions for at
                                   least 7,500 shares by September 30, 2001, no shares will be sold and all proceeds will be returned to subscribers, without interest. If we sell at least 7,500 shares by that date, we may extend our offering until the earlier of June 30, 2002 or the time that all 15,000 shares are sold.


Common stock to be
  outstanding after the
  offering 3,007,500 shares if 7,500 shares are sold or 3,015,000 shares if 15,000 shares are sold.


Use of proceeds                    We intend to use the net proceeds primarily
                                   for the acquisition of a business and payment of offering expenses.


Escrow Agent                       Patriot National Bank


We initially intend to offer our shares in the state of New York although we may expand our offering to other states.


REQUIREMENTS OF RULE 419           All shares issued in connection with this
                                   offering and the gross proceeds from the offering will be deposited promptly into an escrow account. If we receive paid subscriptions for at least 7,500 shares by September 30, 2001, 10% of the funds deposited in the escrow account will be released to us. The deposited proceeds and any interest or dividends will be held for the sole benefit of the purchasers of the shares. When we sign an acquisition agreement for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, we will file an amendment to our registration statement with the SEC. Within five business days after the effective date of the amendment(s) to our registration statement, we will send to each purchaser of our securities held in the escrow account a copy of the prospectus. Each purchaser will have no fewer than 20 business days and no more than 45 business days from the effective date of the amendment to notify us in writing that the purchaser elects to remain an investor. The acquisition will be consummated if a sufficient number of purchasers confirm their investments. Funds held in the escrow account may be released to us and securities may be delivered to the purchasers or other registered holders identified on the deposited securities only at the same time as or after the requirements with respect to the terms of the offering and filing with the SEC when we sign an agreement have been met; and consummation of the acquisition. If the requisite acquisition has not occurred within 18 months after the date of this prospectus, funds held in the escrow account will be returned to the purchasers.


THE SELLING STOCKHOLDERS' OFFERING


Common Stock to be offered         200,000 shares.
  by the selling stockholders



Commencement of selling
 stockholders' offering            Shortly after funds are released to us from
                                   the escrow account.



We do not believe that Rule 419 applies to the selling stockholders' offering.


SUMMARY FINANCIAL INFORMATION

The following table is a summary of our balance sheet and should be read in conjunction with Management's Plan of Operation, the financial statements and the notes to the financial statements which are contained elsewhere in this prospectus.

BALANCE SHEET                                  APRIL 30, 2001
------------------------------------------ -----------------------
TOTAL ASSETS                               $                   200
STOCKHOLDERS EQUITY                        $                   200


                                  RISK FACTORS

An investment in our common stock involves substantial risks. You should consider carefully the following information about these risks, together with the financial and other information contained in this prospectus, before you decide whether to buy our common stock. If any of these risks actually occur, our business, financial condition and results of operations would likely suffer. In such case, you might lose all or part of your investment.

RISKS RELATED TO OUR PROPOSED BUSINESS


BECAUSE WE HAVE NO OPERATING HISTORY AND NEITHER OF OUR OFFICERS HAS HAD ANY PRIOR EXPERIENCE IN THE MANAGEMENT OF OR A RELATIONSHIP WITH A BLANK CHECK COMPANY, THERE IS NO BASIS ON WHICH YOU CAN EVALUATE OUR PROPOSED BUSINESS AND PROSPECTS. We were incorporated in April 2001 and have never had any operations. We are the first blank check company in which either of our officers has ever been involved.



IF WE DO NOT MAKE AN ACQUISITION MEETING THE CRITERIA DESCRIBED LATER IN THIS PROSPECTUS WITHIN 18 MONTHS AFTER THE DATE OF THIS PROSPECTUS, YOU WILL LOSE THE PORTION OF YOUR INVESTMENT WHICH HAS NOT BEEN DEPOSITED IN THE ESCROW ACCOUNT. We have not entered into any negotiations regarding an acquisition. Because of the applicable requirements of the SEC, we will be required to have audited financial statements of any business we acquire before we consummate the acquisition. We may not be able to find any suitable candidate with audited financial statements. Even if we do find a suitable acquisition candidate, if a sufficient number of our investors do not reconfirm their investment, we will be unable to make the acquisition. We have not yet determined the number of investors sufficient to reconfirm their investment.



BECAUSE OF THE LIMITED CAPITAL AVAILABLE TO US FOR THE FORESEEABLE FUTURE, WE MAY NOT HAVE SUFFICIENT CAPITAL TO MAKE AN ACQUISITION OR REMAIN IN EXISTENCE, IN EITHER OF WHICH CASES, YOU WILL LOSE THE PORTION OF YOUR INVESTMENT WHICH HAS NOT BEEN DEPOSITED IN THE ESCROW ACCOUNT. We will incur legal and accounting expenses to comply with our reporting obligations to the SEC as well as in connection with any acquisition that we may make and we will be obligated to pay our operating expenses as they arise. If we fail to pay the required annual fees to the state of Florida, we will be dissolved and cease to exist. Furthermore, if our liabilities exceed our assets, we may find it difficult or impossible to find a suitable candidate that would be willing to be acquired by us.



BECAUSE WE HAVE ONLY LIMITED FUNDS AND PART-TIME MANAGEMENT, ANY ACQUISITION WE MAKE WILL LIKELY BE MADE WITHOUT THE BENEFIT OF DETAILED FEASIBILITY STUDIES, INDEPENDENT ANALYSIS OR MARKET SURVEYS AND, THEREFORE, MAY NOT BE BENEFICIAL TO US. Feasability studies are widely use to give a fuller and more useful view of a target company. If we do not have a feasability study, we may not be aware of many very important facts and circumstances concerning an entity that we may acquire.

BECAUSE ONLY 10% OF THE PROCEEDS OF THE OFFERING WILL BE AVAILABLE TO US TO FULFIL OUR CAPITAL NEEDS, IF WE FAIL TO OBTAIN ADDITIONAL CAPITAL IN A SHORT PERIOD, WE MAY NOT BE ABLE TO REMAIN IN BUSINESS IN WHICH CASE YOU WILL LOSE THE PORTION OF YOUR INVESTMENT WHICH HAS NOT BEEN DEPOSITED IN THE ESCROW ACCOUNT. We anticipate that our the net proceeds from this offering will be sufficient to meet our anticipated capital requirements for less than six months. If additional funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced; stockholders may experience additional dilution; and those securities may have rights, preferences or privileges senior to those of the rights of the holders of our common stock. We cannot assure you that additional financing will be available on terms favorable to us, if at all.



BECAUSE OUR OFFICERS AND DIRECTORS MAY, IN THE FUTURE, HOLD SIMILAR POSITIONS IN OTHER BLANK CHECK COMPANIES, CONFLICTS OF INTEREST THAT MAY ARISE MAY NOT BE RESOLVED IN OUR FAVOR. Conflicts may arise in such important matters as selecting an entity to acquire and allocation of expenses.



ALTHOUGH OUR FINANCIAL STATEMENTS HAVE BEEN PREPARED ASSUMING THAT WE WILL CONTINUE AS A GOING CONCERN, WE ARE NOT NOW A GOING CONCERN AND IF WE FAIL TO BECOME A GOING CONCERN, YOU WILL LOSE THE PORTION OF YOUR INVESTMENT WHICH HAS NOT BEEN DEPOSITED IN THE ESCROW ACCOUNT. The report of our independent auditor refers to the uncertainty of our becoming a going concern.


RISKS RELATED TO THIS OFFERING


IF THE SHARES ARE RELEASED TO YOU FROM THE ESCROW ACCOUNT AND A VIABLE PUBLIC MARKET FOR THEM DOES NOT DEVELOP, YOU WILL NOT BE ABLE TO EASILY SELL YOUR SHARES, IF AT ALL. There has not been and may never be a public market for our shares and we cannot assure you that a public market will ever develop. We cannot predict the extent, if any, to which investor interest in our company will lead to the development of a viable trading market in our shares.



THE LARGE NUMBER OF SHARES ELIGIBLE FOR PUBLIC SALE AFTER THIS OFFERING CAN BE EXPECTED TO ADVERSELY AFFECT THE PRICES THAT WILL PREVAIL IN THE TRADING MARKET, IF ONE DEVELOPS. We have registered 200,000 shares for resale by our management and we have verbally agreed to register all of their other shares upon their request after funds are released to us from the escrow account. Sales of significant amounts of our shares in the public market or the perception that such sales will occur, can materially adversely affect the market price of the shares or our ability to raise capital through future offerings of equity securities.



THE SHARES SOLD IN THE OFFERING WILL BE HELD IN AN ESCROW ACCOUNT AND YOU WILL NOT BE ABLE TO SELL THEM UNTIL THEY ARE RELEASED. During the time that the shares purchased in this offering are held in the escrow account, none of them may be transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended or Title 1 of the Employee Retirement Income Security Act or applicable rules. The shares may be held as long as 18 months from the date of this prospectus.


                           FORWARD-LOOKING STATEMENTS

Many statements made or incorporated by reference in this prospectus are "forward-looking statements." These forward-looking statements include statements about:

         -        our ability to make an acquisition
         -        our capital needs
         -        the competitiveness of the business in our industry
         -        our strategies
         -        other statements that are not historical facts

When used in this prospectus, the words "anticipate," "believe," "expect," "estimate," "intend" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those expressed or implied by these forward-looking statements, including:

         -        changes in general economic and business conditions
         -        actions of our competitors
         -        the time and expense involved in development activities
         -        changes in our business strategies
         - other factors discussed in the "Risk Factors" section and elsewhere in this prospectus.

The forward-looking statements in this prospectus reflect what we currently anticipate will happen. What actually happens could differ materially from what we currently anticipate will happen. We are not promising to make any public announcement when we think forward-looking statements in this prospectus are no longer accurate whether as a result of new information, what actually happens in the future or for any other reason.

                                 USE OF PROCEEDS

The proceeds we will receive from the sale of 7,500 shares will be $15,000 or $30,000 if 15,000 shares are sold. We are required to maintain 90% of the proceeds into an escrow account. The provisions of the account are summarized later in this prospectus.

We intend to use the net proceeds in the order of priority shown in the following table:

                                                                   AMOUNT IF         AMOUNT IF
                                                                  7,500 SHARES         15,000
                                                                    ARE SOLD           SHARES
                                                                                      ARE SOLD
Gross proceeds                                                      $15,000            $30,000
Estimated offering expenses to be borne by our                       14,200            $14,200
officers and directors until the time, if any, that we
make an acquisition
Amount to be deposited in escrow                                    $13,500            $27,000
Estimated net proceeds available to us until the time,              $ 1,500            $ 3,000
if any, that we make an acquisition in compliance
with Rule 419
General and administrative expenses, including legal                $ 1,000            $ 1,000
and accounting fees and administrative support
expenses incurred in connection with our reporting
obligations with the SEC until the time, if any, that we
make an acquisition
Business, legal and accounting due diligence expenses               $   500            $ 3,000
incurred in connection with evaluation of prospective
acquisitions
Reimbursement of our officers and directors for                     $13,200            $14,200
offering expenses borne by them if funds are released
from escrow to us
Funds available to entity we acquire if we make an                  $   300            $11,800
acquisition and funds are released from escrow to us

Our officers and directors have verbally agreed to bear the expenses of the offering until the time, if any, that funds are released to us from the escrow account. Our legal fees in connection with this offering are $10,000. We cannot now estimate our future legal fees.

Pending use, we intend to invest the funds held in the escrow account in one or more of the following:

         - an obligation that constitutes a "deposit," as that term is defined in section 3(l) of the Federal Deposit Insurance Act;

         -        securities of any qualifying money market mutual fund; or

         - securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States provided the securities can be readily sold or otherwise disposed of for cash at the time required without any dissipation of offering proceeds invested.

                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Future dividends, if any, will be determined by our Board of Directors. In addition, we may incur indebtedness in the future which may prohibit or effectively restrict the payment of dividends, although we have no current plans to do so.

                                    DILUTION

The following table sets forth certain information relating to the immediate and substantial dilution in our net tangible book value to be absorbed by purchasers of the shares being offered by us after giving effect to a stock split that occurred in August 2001.


                                                                        AMOUNT IF                AMOUNT IF
                                                                          7,500                    15,000
                                                                          SHARES                   SHARES
                                                                         ARE SOLD                 ARE SOLD
Net tangible book value per share on April 30, 2001                   $      .00007            $      .00007
Net tangible book value per share on April 30, 2001 if the            $      .00505            $      .01002
shares were sold on that date
Amount of increase in net tangible book value per share               $         800            $      15,800
attributable to cash payments made by purchasers of the
shares being offered
Amount of the immediate dilution from the public offering             $     1.99495            $     1.98998
price which will be absorbed by purchasers
Cash contribution of purchasers                                       $      15,000            $      30,000
Cash contribution of officers, directors, founders and                $         200            $         200
affiliates
Price per share paid by officers, directors, founders and             $      .00007            $      .00007
affiliates
Price per share to be paid by purchasers of shares in this            $        2.00            $        2.00
offering



The immediate and substantial dilution could adversely affect the value of the shares.


                         MANAGEMENT'S PLAN OF OPERATION

The following should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

We have not had any revenues since inception. Our sole objective is to acquire an operating business.

Our ability to continue as a going concern is dependent upon the completion of this offering. In view of the limited amount of funds available to us at least until an acquisition is consummated, we may exhaust our limited financial resources before locating an acquisition candidate.

All of our working capital needs subsequent to this offering will be attributable to the identification, evaluation and selection of a suitable acquisition candidate and the structuring, negotiation and consummation of an acquisition. Operations related to these activities may be hampered by our limited resources.

We do not expect to purchase or sell any significant equipment, engage in product research or development and do not expect any significant changes in the number of our employees.

                                PROPOSED BUSINESS

BACKGROUND

We are in the early developmental stage of our proposed business. Our only activities have consisted of developing our business plan and raising our initial capital. We are a blank check company whose purpose is to locate and acquire a business. We have not identified any potential acquisition candidates nor have we entered into any related negotiations. We believe that certain businesses may become available to us because we will file periodic and other reports with the SEC and have sold common stock registered under the Securities Act of 1933.

PROPOSED ACQUISITION

We intend to contact broker-dealers and other persons who are involved in corporate finance matters to advise them of our existence and to determine if they are aware of any businesses which may be acquired by us. We cannot assure you that we will be successful in finding or acquiring a desirable business, or that any acquisition that occurs will be on terms that are not unfavorable to us.

Our search will focus on small businesses. We anticipate that a business, if any, that we may be able to acquire will have one or more of the following characteristics:

         -        recently organized with little or no operating history;

         - history of losses attributable to under-capitalization or other factors;

         -        financial or operating difficulties;

         - in need of funds to develop a new product or service or to expand into a new market; or

         -        relying upon an untested product or marketing concept.

Our primary objective is to seek long-term growth through an acquisition of a business rather than short-term earnings. We do not intend to restrict our selection to any particular industry. If we acquire a newly organized business, we will incur significant risks related to the inability of the business to demonstrate its potential for success. We may pay finders' fees or other compensation to investment bankers or other unaffiliated persons who introduce an acquisition candidate to us.

We anticipate that we will be limited to one acquisition because of our limited capital. The limitation may not permit us to offset losses from an unsuccessful acquisition.

We have not used and do not intend to use any consultants or outside business advisors in connection with our proposed acquisition.

We do not intend to acquire any business from any person who is affiliated with us.

EVALUATION OF OPPORTUNITIES

Among the factors we intend to consider in evaluating the potential merits of a business are working capital and financial requirements, history of operations, if any, prospects for the future, the nature of present and anticipated competition, the quality and experience of management, the potential for development, research and development, risk factors, potential for growth and expansion, profitability, if any, and potential profitability and public recognition and acceptance of products, services or trade names. Any business which we acquire will present certain risks, many of which cannot be identified prior to the acquisition We cannot assure you that a favorable evaluation of a business by us will insure our success.

The historical operations of a business may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches, expand, change product emphasis, and to change or substantially augment management. We may be dependent upon the seller to identify any problems which may exist and to implement changes.

Prior to deciding to acquire a business, we intend to obtain a written business plan relating to the business. Business plans generally discuss or include products, services, history; management, financial information, projections, patents, trademarks, services marks, facilities and estimated capital requirements.

We anticipate that the investigation of specific business and the negotiation, drafting and execution of relevant documents will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we are unable or unwilling to acquire a business, the costs incurred by us in the investigation, negotiating and drafting will not be recoverable.

Our potential success will be dependent, in significant part, upon the judgment of our management which will have the discretion to select an acquisition candidate. We recognize that as a result of our limited financial, managerial and other resources, the number of suitable potential acquisition candidates, if any, that may be available to us will be extremely limited.

CHANGE OF CONTROL

We anticipate that at the time, if any, that we make an acquisition, the seller will acquire a majority of our outstanding voting securities, our officers and directors will resign and the seller will select new officers and directors. In that event, our current management will have no control over the conduct of our business or affairs following the acquisition.

FORM OF ACQUISITION

Businesses may be acquired in several forms. We anticipate that we will acquire a business by merger, purchase of securities or purchase of assets. In the event that we acquire a business by merger, we intend to do so through a wholly owned subsidiary which we will form for that purpose. In that event, other than the rights of our shareholders pursuant to Rule 419, our shareholders will not be able to vote to approve or disapprove the merger nor will they be entitled to dissenters' rights.

We anticipate that any securities we issue in connection with an acquisition will be issued in reliance upon exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, we may agree to register the securities either at the time the transaction is consummated, or under certain specified conditions or at specified other times. The issuance of substantial additional securities and their potential sale into any trading market that might develop in for our securities may have a depressive effect upon that market.

COMPETITION

We expect to encounter intense competition in our effort to locate a suitable acquisition candidate, primarily from business development companies, other blank check companies, venture capital concerns, investment companies and individuals. The presence of intense competition may prevent us from making a suitable acquisition before we are required to return the funds in the escrow account to our investors. Substantially all of our competitors will have significantly greater experience, resources and managerial capabilities than we do.

EMPLOYEES

We have no employees other than our executive officers. To the extent we have sufficient capital, we expect to use consultants, attorneys and accountants as necessary, and do not anticipate a need to engage any full-time employees.

FACILITIES

Our President has agreed to provide office space to us at no charge for at least one year from the completion of the offering.


REGISTRATION UNDER THE INVESTMENT COMPANY ACT OF 1940



If we are required to register as an investment company under the Investment Company Act of 1940, many of our activities would be regulated and we would be subject to extensive governmental regulation and we would not enjoy the flexibility available to companies not required to register. Although we do not believe that we will be required to register as an investment company, the SEC may disagree. Registration as an investment company is expensive and the cost may be in excess of funds available to us.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The following sets forth certain information with respect to our executive officers and directors. Each director holds such position until the next annual meeting of our shareholders and until his respective successor has been elected and qualifies.


            NAME                   AGE                  POSITIONS
            ----                   ---                  ---------
Gary Cella                         43       President, Treasurer and Director.
Jonathan B. Reisman                59       Secretary and Director


Any of our directors may be removed with or without cause at any time by the vote of the holders of not less than a majority of our then outstanding common stock. Officers are elected annually by the Board of Directors. Any of our officers may be removed with or without cause at any time by our Board of Directors.

Messrs Cella and Reisman, who are our founders, have held their positions with us since our inception.


Mr. Cella has been a self-employed marketing and sales consultant for more than five years. Mr. Cella's consulting services to his clients have included advice on marketing, advertising, product and market expansion and sources of capital. Mr. Cella has been a Vice President, Secretary, Treasurer and a member of the Board of Directors of Accelerated Globalization, Inc., a development stage company, since November 2000. Accelerated seeks to provide strategic business solutions to small and middle sized companies that are seeking to expand their markets to other portions of the world.


Mr. Reisman practices law with and has been the President of Reisman & Associates, P.A. for more than five years.


Both Messrs. Cella and Reisman will only devote a small portion of their time to us. They intend to communicate periodically, primarily by telephone, to discuss our affairs and to review acquisition candidates that have been brought to their attention. They intend to select a target entity based upon information available to them and through the use of their business judgment. Any conflicts of interest that arise affecting Messrs. Cella and Reisman and us will be resolved by them in a manner which they deem will be fair. You may not agree with their determination. If you have any doubt about the abilities or integrity of Messrs. Cella and Reisman, you should not purchase any shares.


EXECUTIVE COMPENSATION

We have no agreements relating to compensation with either of Messrs. Cella or Reisman, including consulting agreements. The compensation of our executive officers will be determined by our Board of Directors. Each of our executive officers has verbally agreed to defer the payment of any compensation from us as an executive officer until the time, if any, that we either obtain additional capital or acquire a business.

             PROVISIONS OF RULE 419 UNDER THE SECURITIES ACT OF 1933

We are subject to the requirements of Rule 419 which, as applicable to us, are summarized below:

ESCROW ACCOUNT


         All shares issued in connection with this offering and the gross proceeds from the offering will be deposited promptly into an escrow account. If we receive paid subscriptions for at least 7,500 shares by September 30, 2001, 10% of the funds deposited in the escrow account will be released to us. Any other securities issued with respect to the shares, including securities issued with respect to stock splits, stock dividends, or similar rights, will also be deposited directly into the account. The deposited proceeds and any interest or dividends will be held for the sole benefit of the purchasers of the shares. The deposited proceeds will be invested as described under "Use of Proceeds." Interest or dividends earned on the funds, if any, will be held in the escrow account until the funds may be released. If funds held in the account are released to purchasers of the shares, the purchasers will receive interest or dividends earned, if any, on their funds. If the funds are released to us, we will receive any interest or dividends earned up to the date of release. The purchasers of the shares and any other voting securities held in the escrow account will have the right to vote the shares held in their names, as provided by Florida law. None of the securities held in the escrow account or any interest related to the securities may be transferred or otherwise disposed of other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.


         If any warrants, convertible securities or other derivative securities relating to securities are held in the escrow account, they may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the account.

         Upon request by the SEC or its staff, we will furnish them with the names and addresses of persons for whom securities are held in the escrow account.

REQUIRED FILING OF AMENDMENTS TO OUR REGISTRATION STATEMENT

         If, during any period in which offers or sales of the shares are being made, a significant acquisition becomes probable, we will file promptly an amendment to our registration statement with the SEC which will disclose the acquisition.

         When we sign an agreement for the acquisition of a business or assets that will constitute the business (or a line of business) and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, we will file an amendment to our registration statement with the SEC that:

                  - discloses information required by the SEC, including our financial statements and the financial statements of the company acquired or to be acquired and pro forma financial information; and


                  - discloses the results of the offering, the terms of the offering and other requisite information.


REQUIRED TERMS OF THE OFFERING AND SATISFACTION OF CONDITIONS

         Within five business days after the effective date of the amendment(s) to our registration statement, we will send by first class mail or other equally prompt means, to each purchaser of our securities held in the escrow account, a copy of the prospectus contained in the amendment and any amendment or supplement to the prospectus. Each purchaser will have no fewer than 20 business days and no more than 45 business days from the effective date of the amendment to notify us in writing that the purchaser elects to remain an investor. If we do not receive the notification by the 45th business day following the effective date of the amendment, we will send the funds and interest or dividends, if any, held in the escrow account for the benefit of non-notifying purchasers to those purchasers within five business days. The acquisition meeting the foregoing criteria will be consummated if a sufficient number of purchasers confirm their investments.

RELEASE OF FUNDS AND SECURITIES FROM THE ESCROW ACCOUNT

         Funds held in the escrow account may be released to us and securities may be delivered to the purchasers or other registered holders identified on the deposited securities only at the same time as or after:

                  - The escrow agent has received a signed representation from us, together with other evidence acceptable to it, that the requirements with respect to the terms of the offering and filing with the SEC when we sign an agreement as described above have been met; and

                  - consummation of an acquisition(s) meeting the above described requirements.

         If funds and securities are released from the escrow account to us as described above, our prospectus will be supplemented to indicate the amount of funds and securities released and the date of the release.

         We will furnish to our security holders audited financial statements for our first full fiscal year of operations following consummation of an acquisition, together with other required information no later than 90 days after the end of the fiscal year and file the financial statements and additional information with the SEC.

         If a consummated acquisition meeting the criteria described above has not occurred within 18 months after the date of this prospectus, funds held in the escrow account will be returned to the purchasers.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

The following table sets forth certain information as of August 2, 2001 with respect to any person who is known to us to be the beneficial owner of more than 5% of our common stock, which is the only class of our outstanding voting securities, and as to our common stock beneficially owned by our directors and officers and directors as a group:


NAME AND ADDRESS OF BENEFICIAL                            AMOUNT OF SHARES                  PERCENT OF
OWNER (1)                                              BENEFICIALLY OWNED (2)               CLASS (2)
------------------------------------------------ -----------------------------------  ----------------------
Gary Cella                                                    1,500,000                        50%
5 Ridge Road
Cos Cob, CT 06807
Jonathan B. Reisman                                           1,500,000                        50%
5100 Town Center Circle
Boca Raton, FL 33486
Officers and directors as a Group (2                          3,000,000                        100%
persons)


                              CERTAIN TRANSACTIONS

In April 2001, we issued 1,500,000 shares of common stock each to Gary Cella and Jonathan B. Reisman for an aggregate of $200. The number of shares reflects a stock split which occurred in August 2001.

                           DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.00001 per share.

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts, if any, as our Board of Directors from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Holders of the common stock are not entitled to preemptive rights and the common stock is not subject to conversion or redemption.


Our directors and executive officers own all of our outstanding common stock. These stockholders can determine the outcome of stockholder votes, including votes concerning the election of directors, amendments to our charter and bylaws and , subject to the provisions of Rule 419, the approval of significant corporate transactions such as a merger or a sale of our assets. In addition, their controlling influence could have the effect of delaying, deferring or preventing a change in control of our company.


CONTROL-SHARE ACQUISITIONS


We may become subject to the control-share acquisition provisions of the Florida Business Corporation Act. Those provisions could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer. The provisions may also discourage bids for our common stock at a premium over the market price.


TRANSFER AGENT

The transfer agent for our common stock is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, FL 33321 and its telephone number is 954-726-4954.

                         SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has not been any public market for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices, if any, of our common stock and could impair our future ability to raise capital through the sale of equity securities.

In general, under Rule 144 any person who owns shares that were acquired from us at least one year prior to the proposed sale is entitled to sell, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

         - 1% of the number of shares of our common stock then outstanding or

         - the average weekly trading volume of the common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Shares may generally be sold by non-affiliates without restriction that were acquired from us at least two years prior to the proposed sale. Any shares purchased by our affiliates in this offering and subsequently publicly sold by those affiliates will not be subject to the one year holding period. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. It is the position of the Division of Corporation Finance of the SEC, however, that promoters or affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act of 1933 when reselling the securities of the blank check company and that those securities can be resold only through a registered offering. The Division of Corporation Finance has further stated that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of that Rule. Accordingly, we have verbally agreed to register all the shares held by Messrs. Cella and Reisman which are not presently being registered upon their request after funds are released to us from the escrow account. We will bear the cost of the registration.

                              SELLING STOCKHOLDERS

         The following table sets forth information as of the date of this prospectus with respect to the common stock held by each selling stockholder:

         NAME & ADDRESS OF              SHARES OF         NUMBER OF           SHARES OF             PERCENTAGE OF
        SELLING STOCKHOLDER              COMMON             SHARES             COMMON             OUTSTANDING SHARES
                                          STOCK             BEING            STOCK TO BE          OF COMMON STOCK TO
                                          OWNED            OFFERED              OWNED             BE OWNED AFTER THE
                                                                              AFTER THE           OFFERING (ASSUMING
                                                                              OFFERING          THE SALE OF ALL SHARES
                                                                                                 BEING OFFERED BY US
                                                                                                   AND THE SELLING
                                                                                                    STOCKHOLDERS)
Gary Cella                              1,500,000          100,000            1,400,000                  46%
5 Ridge Road
Cos Cob, CT 06807

Jonathan B. Reisman                     1,500,000          100,000            1,400,000                  46%
5100 Town Center Circle
Boca Raton, FL 33486


Mr. Cella is our President, Treasurer and a Director. Mr. Reisman is our Secretary and a Director and is an affiliate of our legal counsel. Messrs. Cella and Reisman are also our founders. Except for those relationships, neither of them has had any position, office or other material relationship with us or any of our affiliates within the past three years.


                              PLANS OF DISTRIBUTION

OUR OFFERING


We are offering 15,000 shares on a best efforts basis. Unless we receive paid subscriptions for at least 7,500 shares by September 30, 2001, no shares will be sold and all proceeds will be returned to subscribers, without interest. If we sell at least 7,500 shares by that date, we may extend our offering until the earlier of June 30, 2002 or the time that all 15,000 shares are sold. The minimum purchase is 100 shares. There is no limit on the number of shares that may be purchased by Messrs. Cella or Reisman. Any purchases by them must be with investment intent and made on the same terms and conditions as are purchases made by public investors.



We are making the offering through our President who will not be compensated for offering the shares. Subject to the limitation described under "Use of Proceeds," we will however, reimburse him for all expenses incurred by him in connection with the offering, which we believe will be approximately $4,000. Because we are offering the shares through our President without the use of a professional securities underwriting firm, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.



Prior to this offering, there has been no market for our common stock. The public offering price for the shares was determined solely by us and may be substantially higher than the prices that will prevail in the trading market, if one develops. Among the factors we considered in determining the public offering price were the absence of a record of operations, our current financial condition, our future prospects, the inexperience of our management, and the general condition of the equity securities market.

We initially intend to offer our shares in the state of New York although we may expand our offering to other states.


If a public market develops for our common stock, trading in the common stock will be subject to the requirements of applicable rules under the Securities Exchange Act of 1934 which require additional disclosure by broker-dealers in connection with any trades involving the common stock. Those rules require the delivery, prior to any transaction in the common stock, of a disclosure schedule explaining the penny stock market and associated risks, and impose various sales practice requirements on broker-dealers who sell the common stock to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit its liquidity.



THE SELLING STOCKHOLDERS' OFFERING



Shares may be sold from time to time directly by the selling stockholders at $2.00 per share. Alternatively, the selling stockholders may, from time to time, offer the shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders for whom they may act as agent. The selling stockholders and any underwriters, dealers or agents that participate in the distribution of common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The selling stockholders may sell the shares in one or more transactions on the over-the-counter market, in negotiated transactions, or through a combination of those methods of distribution. We will not receive any proceeds from shares sold by the selling stockholders. The selling stockholders intend to begin their offering shortly after funds are released to us from the escrow account. Prior to that time, 200,000 of their shares will be held in the escrow account. The selling stockholders intend to end their offering within six months after it begins.


                                LEGAL PROCEEDINGS

There are no pending or threatened legal proceedings to which we are a party or of which any of our property is the subject or, to our knowledge, any proceedings contemplated by governmental authorities.

                                 INDEMNIFICATION

We have agreed to indemnify our executive officers and directors to the fullest extent permitted by the Florida Business Corporation Act. The Act permits us to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right) by reason of the fact that the person is or was an officer or director or is or was serving at our request as an officer or director. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We may indemnify officers and directors in an action by us or in our right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to us. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which he actually and reasonably incurred. The indemnification provisions of the Florida Business Corporation Act are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.

Insofar as indemnification arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS


The validity of the shares of common stock offered by this prospectus have been passed upon for us by Reisman & Associates, P.A. to the extent set forth in that firm's opinion filed as an exhibit to the registration statement. Jonathan B. Reisman is the President and sole stockholder of that firm. Mr. Reisman, who owns 50% of our outstanding shares, is also our co-founder and is our Secretary and a Director.


                                     EXPERTS

Our financial statements as of April 30, 2001 and for the period from April 18, 2001 to April 30, 2001 have been included in this prospectus in reliance upon the report of William A. Meyler, independent certified public accountant, appearing elsewhere in this prospectus, and upon his authority as an expert in accounting and auditing.

                             ADDITIONAL INFORMATION

We have electronically filed a registration statement on Form SB-2 with the SEC with respect to the shares of common stock to be sold in this offering. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy the registration statement and other materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports and other information with the SEC.

We do not intend to furnish our stockholders with annual reports containing audited financial statements.

                          REPORT OF INDEPENDENT AUDITOR

Board of Directors
New England Acquisitions, Inc.

I have audited the accompanying inception balance sheet of New England Acquisitions, Inc. (a Florida corporation in the development stage) as of April 30, 2001 and the related statement of stockholder's equity for the period April 18, 2001 (inception) to April 30, 2001. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly in all material respects the financial position of New England Acquisitions, Inc. for the period April 18, 2001 (inception) to April 30, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note B of notes to the financial statements, the company is newly incorporated and to date has had no operating activities. Management's plans, in regard to subsequent operating activities, are also described in Note B.

                                                           /s/ William A. Meyler

Middletown, NJ
May 10, 2001
  As to Note C
  August 8, 2001

                          NEW ENGLAND ACQUISITION, INC
                        (A Development Stage Enterprise)

                                  BALANCE SHEET
                                 APRIL 30, 2001



                                     ASSETS

CURRENT ASSETS
    Cash                                                                    $200

                             Total Current Assets                           $200

                              STOCKHOLDERS' EQUITY

STOCKHOLDER'S EQUITY
     Common stock, authorized 75,000,000
        Shares; $.001 par value; issued
        and outstanding 200,000 shares at
        April 30, 2001                                                      $200

                             Total Stockholders' Equity                     $200

                 See accompanying notes to financial statements

                         NEW ENGLAND ACQUISITIONS, INC.
                        (A Development Stage Enterprise)

                        STATEMENT OF STOCKHOLDERS' EQUITY
           PERIOD APRIL 18, 2001 (DATE OF INCEPTION) TO APRIL 30, 2001



                                                        Common Stock

                                         Number             Amount                 Total

Common Stock Transactions
  Sale of shares of common stock
   to organizing shareholders at
   $.001 per share                      200,000             $200.00               $200.00



                 See accompanying notes to financial statements

                         NEW ENGLAND ACQUISITIONS, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2001



NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           ORGANIZATION

           New England Acquisitions, Inc. (the company), a development stage enterprise, was organized under the laws of Florida on April 18, 2001. The company's sole purpose for organizing is to engage in a merger or acquisition with an unidentifiable company or other entities or persons.

           USE OF ESTIMATES

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE B GOING CONCERN

           The company was incorporated on April 18, 2001 and to date has had no operating activities and no significant capital contributions. The company is planning to file a registration statement with the Securities and Exchange registration on Form SB-2. Should the offering which will be described in the registration statement be successful, the company will actively seek one or more companies to acquire. The outcome of the offering or any acquisition cannot now be predicted.

NOTE C CAPITAL STOCK (UNAUDITED)


           On August 6, 2001, the Board of Directors and stockholders approved the filing of an amendment to the Company's Articles of Incorporation to (1) increase the Company's authorized capital stock from 75,000,000 shares to 150,000,000 shares, (2) effect a 15 to 1 stock split and (3) change the par value to $.00001. The Articles of Incorporation have not yet been so amended. Upon such amendment, the effect to the financial statements will be as set forth below:


                              STOCKHOLDERS' EQUITY
                                 April 30, 2001

                                   As Presented               As Revised
                                ------------------        ------------------
Common Stock Authorized          75,000,000 shares        150,000,000 shares
                                ==================        ==================
Par Value                       $             .001        $           .00001
                                ==================        ==================
Common Stock Outstanding            200,000 shares          3,000,000 shares
                                ==================        ==================

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEW ENGLAND ACQUISITIONS, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE WILL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NEW ENGLAND ACQUISITIONS, INC. SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                             -----------------------

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................3
RISK FACTORS..................................................................4
FORWARD-LOOKING STATEMENTS ...................................................7
USE OF PROCEEDS...............................................................7
DIVIDEND POLICY...............................................................8
DILUTION .....................................................................8
MANAGEMENT'S PLAN OF OPERATION................................................9
PROPOSED BUSINESS.............................................................9
MANAGEMENT...................................................................12
PROVISIONS OF RULE 419 UNDER THE SECURITIES ACT OF 1933......................13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............15
CERTAIN TRANSACTIONS.........................................................15
DESCRIPTION OF COMMON STOCK..................................................15
SHARES ELIGIBLE FOR FUTURE SALE..............................................16
SELLING STOCKHOLDERS.........................................................17
PLANS OF DISTRIBUTION........................................................17
LEGAL PROCEEDINGS............................................................18
INDEMNIFICATION..............................................................18
LEGAL MATTERS................................................................18
EXPERTS  ....................................................................18
ADDITIONAL INFORMATION.......................................................19
REPORT OF INDEPENDENT AUDITOR................................................20




UNTIL          , 2001 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                         NEW ENGLAND ACQUISITIONS, INC.

                                  COMMON STOCK

                            ------------------------



                                   PROSPECTUS

                            ------------------------



                                     , 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses to be paid by the Registrant in connection with this offering are as follows. All amounts other than the SEC registration fee are estimates.


         SEC registration fee                             $   108
         Printing and engraving                           $   500
         Legal fees and expenses                          $10,000
         Accounting and auditing fees and expenses        $ 2,000
         Blue sky fees and expenses                       $   500
         Transfer agent fees                              $   500
         Escrow fee                                       $   350
         Miscellaneous                                    $   242
                                                          -------
                  Total                                   $14,200
                                                          =======


ITEM 25.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant had agreed to indemnify its executive officers and directors the fullest extent permitted by the Florida Business Corporation Act. That Act permits the Registrant to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Registrant or in its right) by reason of the fact that the person is or was an officer or director or is or was serving our request as an officer or director. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant may indemnify officers and directors in an action by the Registrant or in its right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the Registrant. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the Registrant must indemnify him against the expenses which he actually and reasonably incurred. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under a our bylaws, by agreement, vote, or otherwise.

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES.

         (a) In April 2001, the Registrant issued 1,500,000 shares of common stock, as adjusted for a subsequent stock split, each to Gary Cella and Jonathan B. Reisman for an aggregate of $200.

         (b)      There were no principal underwriters.

         (c) The aggregate consideration for the securities referred to in subparagraph was $200.


         (d) The Registrant claimed exemption from the registration provisions of the Securities Act of 1933 with respect to the securities pursuant to Section 4(2) thereof inasmuch as no public offering was involved.


ITEM 27.          EXHIBITS.

         3.01(a)  Articles of Incorporation.*

         3.01(b)  Form of Articles of Amendment to Articles of Incorporation.**

         3.03     Bylaws.*

         4.01 Form of Specimen Stock Certificate for the Registrant's Common Stock. **

         5.01 Opinion of Reisman & Associates, P.A. regarding legality of securities being registered. ***

         10.01 Escrow Agreement of August 3, 2001 between the Registrant and Patriot National Bank.**

         23.01 Consent of Reisman & Associates, P.A. (included in Exhibit 5.01).***

         23.02    Consent of William A. Meyler.***


----------------------------------


*        Filed as part of registration statement on Form SB-2.



**       Filed as part of Amendment No. 1 registration statement on Form SB-2.



***      Filed herewith.


ITEM 28.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                  (iii) include any additional or changed material information on the plan of distribution.


         (2) For determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cos Cob, State of Connecticut, on the 30th day of August, 2001.


                                        NEW ENGLAND ACQUISITIONS, INC.

                                        /s/           Gary Cella
                                            -----------------------------

                                        By: Gary Cella, President


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURES                                 TITLE                                   DATE
            ----------                                 -----                                   ----
/s/         Gary Cella                  Chief Executive Officer, Principal               August 30, 2001
     -------------------------          Financial Officer and Director
           Gary Cella

/s/    Jonathan B. Reisman              Director                                         August 30, 2001
     -------------------------
       Jonathan B. Reisman